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                                                                 Exhibit 23.5


                       CONSENT OF DONALDSON, LUFKIN & JENRETTE
                              SECURITIES CORPORATION


     We hereby consent to (i) the inclusion of our opinion letter, dated March 17, 1999, to the Special Committee and Board of Directors of Investment Technology Group, Inc. (the "Company") as Appendix E to the Proxy Statement/Prospectus of the Company relating to the proposed merger between the Company and Jefferies Group, Inc., and (ii) all references to Donaldson, Lufkin & Jenrette in the sections captioned "Summary," "The Merger and Related Transactions -- A Special Committee of Our Board of Directors Has Recommended the Merger" and "--Donaldson, Lufkin & Jenrette Has Delivered a Fairness Opinion Relating to the Merger" of the Proxy Statement/Prospectus of the Company which forms a part of this Registration Statement on Form s-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                     DONALDSON, LUFKIN & JENRETTE
                                        SECURITIES CORPORATION


                                     By:   /s/ James M. Broner
                                        -------------------------


New York, New York
March 18, 1999